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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)   May 31, 1996



                             HAPPINESS EXPRESS, INC.
             (Exact Name of Registrant as Specified in Its Charter)



                                    Delaware
                 (State or Other Jurisdiction of Incorporation)



        0-24422                                            13-3532966
(Commission File Number)                                (I.R.S. Employee
                                                       Identification No.)



One Harbor Park Drive, Port Washington, New York             11050
      (Address of Principal Executive Offices)            (Zip Code)



                                 (516) 484-3700
              (Registrant's Telephone Number, Including Area Code)
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                      INFORMATION TO BE INCLUDED IN REPORT


     The Registrant Happiness Express, Inc. is referred to herein as the "Company."


ITEM 5.  OTHER EVENTS.

         In connection with the Company's previously reported on-going investigation into financial irregularities with respect to its financial statements and accounting records, information has been discovered which indicates that a revision of the Company's financial statements as of March 31, 1995 and for the fiscal year then ended ("fiscal 1995") and for each of the first three quarterly periods in the fiscal year ended March 31, 1996 ("fiscal 1996") will be necessary. As a result, the Company has not as yet filed its Annual Report on Form 10-K for fiscal 1996.

         Because of the accounting irregularities described in previously reported press releases, the Company cautioned stockholders and others not to rely on any of the foregoing financial statements. The Company also advised that Coopers & Lybrand, LLP had withdrawn its auditors' report related to the fiscal 1995 financial statements, a copy of which withdrawal is annexed hereto as Exhibit A and is incorporated herein by this reference. Coopers & Lybrand, LLP is working with the Company so that corrected financial reports can be filed. Revised financial statements including an auditors' report for fiscal 1995 will be issued in conjunction with the filing of the Annual Report on Form 10-K for fiscal 1996. Such filing will be made following completion of the Company's investigation which is currently expected to be completed within the next two months.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits

Number             Exhibit

A Copy of letter dated May 31, 1996 to the Company from Coopers & Lybrand, LLP, the Company's independent auditors.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      HAPPINESS EXPRESS, INC.
                                      ----------------------------
                                          (Registrant)




Date: August 8, 1996                  By: /s/ John A. Poserina
                                          -----------------------
                                          John A. Poserina
                                          Chief Financial Officer


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                                EXHIBIT INDEX

EXHIBIT                          DESCRIPTION
- - -------                          -----------
A Copy of letter dated May 31, 1996 to the Company from Coopers & Lybrand, LLP, the Company's independent auditors.